Exhibit 99.1
News Release
For Immediate Release
Novelis Reports Record Financial Results
for the First Quarter of Fiscal 2011
•	Net Income of $50 million

•	Record Adjusted EBITDA of $263 million, up 112%

•	Record Liquidity of over $1 billion, up 136%

•	Three-notch rating upgrade from Moody’s
ATLANTA, August 10, 2010 — Novelis Inc., the world’s leading producer of aluminum rolled products, today reported net income attributable to its common shareholder of $50 million for the first quarter of fiscal year 2011. Adjusted EBITDA and Liquidity reached record levels in the quarter.

		Quarter-Ended
(in $M)	6/30/2010	6/30/2009	3/31/2010
Net Income (loss)	$50	$143	$(1)
Adjusted EBITDA	$263	$124	$231
“This was a great quarter for the company for a number of reasons. In addition to record results, we received a three-notch rating upgrade on our senior unsecured bonds to B1 from Moody’s,” said Phil Martens, Novelis President and COO. “Over the last year, we have built a solid foundation and become a stronger, leaner and more nimble company.”
Shipments of aluminum rolled products totaled 746 kilotonnes for the first quarter of fiscal 2011, an increase of 15 percent compared to shipments of 650 kilotonnes in the first quarter of the previous year, driven by stronger end-market conditions across all four regions. This represents the second consecutive quarter since the economic downturn that shipments grew in all regions year-over-year.
Net sales for the first quarter of fiscal 2011 were $2.5 billion, an increase of 29 percent compared to the $2.0 billion reported in the same period a year ago, a result of higher aluminum prices, conversion premiums and strength in the Company’s end-markets.
Adjusted EBITDA for the quarter was a record $263 million, representing a 112 percent increase from adjusted EBITDA of $124 million posted for the same period a year ago. This represents the highest quarterly adjusted EBITDA in the Company’s history. These record operating results were primarily due to strong global market demand as well as effective cost management and efficiency gains.

(in $M)	6/30/2010	6/30/2009	3/31/2010
Cash and cash equivalents	$419	$237	$437
Overdrafts	(17)	(10)	(14)
Gross availability under the ABL facility	649	299	603
Borrowing availability limitation due to fixed charge coverage ratio	—	(80)	—

Total Liquidity	$1,051	$446	$1,026

Liquidity improved to approximately $1.1 billion at the end of the first quarter of 2011, an increase of 136 percent from $446 million in liquidity reported for the same period in the previous year and a slight increase compared to the fourth quarter of fiscal 2010.
“As of June 30, our liquidity remained strong,” said Steve Fisher, Chief Financial Officer for Novelis. “This record liquidity enables us to shift our focus to making more strategic decisions about capital allocation.”
For the first quarter of fiscal 2011, free cash flow was $34 million, representing an increase from the $20 million reported in the first quarter of the previous year and a decrease compared to the $213 million reported in the fourth quarter of fiscal 2010. “The primary drivers of the sequential decrease were an increase in working capital due to higher aluminum prices and volume and a deliberate decision to change how we finance working capital in Asia and South America, which we determined to be the best use of cash during the quarter. Excluding the change in how we financed working capital in Asia and South America, free cash flow would have been approximately $110 million for the first quarter of fiscal 2011,“added Fisher.
Business Outlook
Going forward, the Company expects continued strength across all of its regions. “The results in the first quarter reflect a rapid increase in demand throughout the quarter. As a result, we are running at capacity in all of our regions,” said Martens. “In addition to our strategic initiatives and expansion plans in South America, we will focus on debottlenecking our facilities globally.”
Quarterly Report on Form 10-Q
The results described in this press release have been reported in detail on the Company’s Form 10-Q on file with the SEC, and investors are directed to that document for a complete explanation of the Company’s financial position and results through June 30, 2010. The Novelis Form 10-Q and other SEC filings are available for review on the Company’s website at www.novelis.com.
First Quarter Fiscal 2011 Earnings Conference Call
Novelis will discuss its first quarter fiscal 2011 results via a live webcast and conference call for investors at 9:00 a.m. EDT on Tuesday, August 10, 2010. Participants may access the webcast at https://cc.callinfo.com/r/1i0i6at9o5wl3. To join by telephone, dial toll-free in North America at 800 772 0358, India toll-free at 0008001007106 or the international toll line at +1 212 231 2904. Access information may also be found at www.novelis.com/investors.
About Novelis
Novelis Inc. is the global leader in aluminum rolled products and aluminum can recycling. The Company operates in 11 countries, has approximately 11,600 employees and reported revenue of $8.7 billion in fiscal year 2010. Novelis supplies premium aluminum sheet and foil products to automotive, transportation, packaging, construction, industrial, electronics and printing markets throughout North America, Europe, Asia, and South America. Novelis is a subsidiary of Hindalco Industries Limited (BSE: HINDALCO), one of Asia’s largest integrated producers of aluminum and a leading copper producer. Hindalco is a flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, please visit www.novelis.com.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Free Cash Flow.
Forward-Looking Statements
Statements made in this news release which describe Novelis’ intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis’ actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; continuing obligations and other relationships resulting from our spin-off from Alcan Inc.; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Charles Belbin	Isabel Janci
+1 404 814 4260	+1 404 814 4730
charles.belbin@novelis.com	isabel.janci@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Quarter
	Ended
	June 30,
	2010	2009

Net sales	$2,533	$1,960

Cost of goods sold (exclusive of depreciation and amortization shown below)	2,208	1,533
Selling, general and administrative expenses	81	78
Depreciation and amortization	103	100
Research and development expenses	9	8
Interest expense and amortization of debt issuance costs	39	43
Interest income	(3)	(3)
(Gain) loss on change in fair value of derivative instruments, net	6	(72)
Restructuring charges, net	6	3
Equity in net loss of non-consolidated affiliates	3	10
Other (income) expense, net	7	(13)

	2,459	1,687

Income before income taxes	74	273
Income tax provision	15	112

Net income	59	161
Net income attributable to noncontrolling interests	9	18

Net income attributable to our common shareholder	$50	$143

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	June 30,	March 31,
	2010	2010

ASSETS
Current assets
Cash and cash equivalents	$419	$437
Accounts receivable (net of allowances of $4 as of June 30, 2010 and March 31, 2010)
— third parties	1,242	1,143
— related parties	18	24
Inventories	1,075	1,083
Prepaid expenses and other current assets	45	39
Fair value of derivative instruments	158	197
Deferred income tax assets	28	12

Total current assets	2,985	2,935
Property, plant and equipment, net	2,499	2,632
Goodwill	611	611
Intangible assets, net	718	749
Investment in and advances to non-consolidated affiliates	650	709
Fair value of derivative instruments, net of current portion	5	7
Long-term deferred income tax assets	6	5
Other long-term assets
— third parties	93	93
— related parties	18	21

Total assets	$7,585	$7,762

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current portion of long-term debt	$107	$106
Short-term borrowings	29	75
Accounts payable
— third parties	1,084	1,076
— related parties	44	53
Fair value of derivative instruments	107	110
Accrued expenses and other current liabilities	422	436
Deferred income tax liabilities	32	34

Total current liabilities	1,825	1,890

Long-term debt, net of current portion	2,485	2,490
Long-term deferred income tax liabilities	495	497
Accrued postretirement benefits	486	499
Other long-term liabilities	343	376

Total liabilities	5,634	5,752

Commitments and contingencies

Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 77,459,658 shares issued and outstanding as of June 30, 2010 and March 31, 2010	—	—
Additional paid-in capital	3,497	3,497
Accumulated deficit	(1,475)	(1,525)
Accumulated other comprehensive loss	(213)	(103)

Total Novelis shareholder’s equity	1,809	1,869
Noncontrolling interests	142	141

Total equity	1,951	2,010

Total liabilities and shareholder’s equity	$7,585	$7,762

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Quarter Ended
	June 30,
	2010	2009
OPERATING ACTIVITIES
Net income	$59	$161
Adjustments to determine net cash provided by (used in) operating activities:
Depreciation and amortization	103	100
(Gain) loss on change in fair value of derivative instruments, net	6	(72)
Deferred income taxes	(11)	98
Write-off and amortization of fair value adjustments, net	5	(51)
Equity in net loss of non-consolidated affiliates	3	10
Foreign exchange remeasurement of debt	7	(7)
Gain on sale of assets	(13)	(1)
Other, net	3	3
Changes in assets and liabilities:
Accounts receivable	(146)	(80)
Inventories	(38)	11
Accounts payable	51	29
Other current assets	(8)	3
Other current liabilities	16	29
Other noncurrent assets	(3)	(9)
Other noncurrent liabilities	(12)	32

Net cash provided by operating activities	22	256

INVESTING ACTIVITIES
Capital expenditures	(23)	(24)
Proceeds from sales of assets	15	3
Changes to investment in and advances to non-consolidated affiliates	—	3
Proceeds from related party loans receivable, net	3	6
Net proceeds (outflow) from settlement of derivative instruments	32	(221)

Net cash provided by (used in) investing activities	27	(233)

FINANCING ACTIVITIES
Proceeds from issuance of debt, related parties	—	3
Principal payments	(4)	(12)
Short-term borrowings, net	(41)	(33)
Dividends, noncontrolling interest	(17)	(1)

Net cash used in financing activities	(62)	(43)

Net decrease in cash and cash equivalents	(13)	(20)
Effect of exchange rate changes on cash balances held in foreign currencies	(5)	9
Cash and cash equivalents — beginning of period	437	248

Cash and cash equivalents — end of period	$419	$237

RECONCILIATION FROM NET INCOME (LOSS) ATTRIBUTABLE TO OUR COMMON SHAREHOLDER TO ADJUSTED EBITDA
Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Quarter Ended
	June 30,
(in millions)	2010	2009
Net income attributable to our common shareholder	$50	$143
Noncontrolling interests	(9)	(18)
Income tax provision	(15)	(112)
Interest, net	(36)	(40)
Depreciation and amortization	(103)	(100)

EBITDA	213	413

Unrealized gain (loss) on derivatives	(47)	299
Proportional consolidation	(10)	(16)
Restructuring charges, net	(6)	(3)
Gain on sale of assets	13	1
Other income, net	—	8

Adjusted EBITDA	$263	$124

The following table shows the Free cash flow for the quarters ended June 30, 2010 and 2009, the change between periods as well as the ending balances of cash and cash equivalents (in millions).

	Quarter Ended
	June 30,	June 30,
	2010	2009	Change
Net cash provided by operating activities	$22	$256	$(234)
Net cash provided by (used in) investing activities	27	(233)	260
Less: Proceeds from sales of assets	(15)	(3)	(12)

Free cash flow	$34	$20	$14

Ending cash and cash equivalents	$419	$237	$182

The following table shows the Free cash flow for each of the three months ended June 30, 2010 and March 31, 2010 as well as the ending balances of cash and cash equivalents (in millions).

	Quarter Ended
	June 30,	March 31,
	2010	2010	Change
Net cash provided by operating activities	$22	$214	$(192)
Net cash provided by (used in) investing activities	27	—	27
Less: Proceeds from sales of assets	(15)	(1)	(14)

Free cash flow	$34	$213	$(179)

Ending cash and cash equivalents	$419	$437	$(18)